Exhibit 10.1

Portions of this exhibit have been redacted in compliance with Item 601(a)(6) of Regulation S-K because disclosure would constitute a clearly unwarranted invasion of personal privacy. Redacted information is indicated by [***].

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE MADE EXCEPT IN COMPLIANCE WITH SECTION 4(a)(7) OF THE ACT OR RULE 144 PROMULGATED UNDER THE ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FROM THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

CONVERTIBLE PROMISSORY NOTE

$2,000,000.00	Issue Date: October 21, 2025

THIS CONVERTIBLE PROMISSORY NOTE (this “Note”) is made effective as of the Issue Date set forth above (the “Issue Date”) by Valkyrie Sciences Holdings LLC, a Delaware limited liability company (the “Company”), and XTI Aerospace, Inc., a Nevada corporation or its assigns (“Holder”).

FOR VALUE RECEIVED, the Borrower promises to pay to the Holder the Principal Amount, no later than three business days after the Issue Date above (also referred to herein as the “Principal”) together with accrued and unpaid Interest thereon, each due and payable on the date and in the manner set forth below.

1. Repayment. All payments of Interest and Principal shall be in lawful money of the United States of America. All payments shall be applied first to fees and expenses, then accrued Interest, and thereafter to Principal. The outstanding Principal Amount, together with any and all accrued, but unpaid, Interest of this Note shall be due and payable on December 31, 2026 (the “Maturity Date”).

2. Interest. Simple interest on the outstanding Principal Amount hereof (generally herein, “Interest”) shall accrue from the date hereof until payment in full, which interest shall be payable at the rate of 10% per annum or the maximum rate permissible by law (the “Interest Rate”), whichever is less. Interest shall be due and payable on the Maturity Date and shall be calculated based on a 365-day year for the actual number of days elapsed.

3. Conversion; Repayment Premium Upon Sale of the Company.

(a) If the Borrower (each of the Company or Andromeda being an “Issuer”) issues and sells units of its Qualified Financing Securities (as defined below) to investors (the “Investors”) after the Issue Date but on or before the date of the full or partial repayment of this Note in an arms-length equity financing (a “Qualified Financing”), then the Company will give the Holder at least fifteen (15) days’ prior written notice (the “Financing Notice Date”) of the anticipated closing date of such Qualified Financing, and at the closing of such Qualified Financing, the Holder shall have the option, but not the obligation, in full or partial satisfaction of the Remaining Balance under this Note, to convert some or all of the outstanding Remaining Balance of this Note into the Qualified Financing Securities (as defined below) at a conversion price equal to the price per unit (or price per percent of ownership stake) paid by the Investors, subject to the provisions of Section 21(a) below.

(b) If a Conversion would result in the issuance of a fractional Unit of Equity, the Issuer shall, in lieu of issuance of any fractional unit, elect in its discretion to either (i) pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one (1) Unit of Equity of the class and series of such Unit of Equity into which some or all of this Note has converted by such fraction, or (ii) round up the number of units of the class and series of Units of Equity into which some or all of this Note has converted.

(c) Notwithstanding any provision of this Note to the contrary, if the Company or any Subsidiary (herein a “Selling Entity”) consummates a Sale of the Company (as defined below) prior to either (i) a Conversion, or (ii) repayment in full of this Note, then the Selling Entity will give the Holder at least fifteen (15) days’ prior written notice (the “Sale Notice” with the days such Sales Notice is given being the “Sales Notice Date” and such 15 day period running from the Sales Notice Date being herein the “Sales Notice Period”) of the anticipated closing date of such Sale of the Company (which such closing of the Sale of the Company shall not occur prior to the expiration of such Sale Notice Period) along with a description of the terms of the Sale of the Company and copies of the sale transaction documents and the then-existing Certificate of Formation of the Selling Entity, and its Governing Documents, and at the closing of such Sale of the Company, in satisfaction of some or all of the Borrower’s obligations under this Note, either, at the Holder’s election, (i) the Company will pay the Holder the outstanding Remaining Balance under this Note, or (ii) upon election of the Holder on or before the latter of (x) 10 days following Holder’s receipt of the Sales Notice, or (y) five (5) days prior to the closing of the Sale of the Company, the Note will convert into applicable Units of Equity of the Issuer at a price per Unit of Equity equal to the Valuation of the Issuer at Sale divided by the Issuer’s fully-diluted Units of Equity (with fully-diluted meaning the full conversion or exercise or conversion of all convertible or exercisable rights of any Person with respect to Issue securities, other than this Note).

4. Andromeda Conversion Option. At any time prior to 5:00 p.m. Austin, Texas time on the earlier of (i) December 31, 2026 or (ii) the fourteenth (14th) day (or the next Business Day (defined below) if such day is not a Business Day) following the Holder’s receipt from the Company of written notice (the “SAFE Closing Notice”) that Andromeda, is closing and will no longer accept investments in its current offering of investments in Simple Agreements for Future Equity (a “SAFE”) on the terms attached hereto as Exhibit B (the “Andromeda SAFE”, and such offering, the “Andromeda SAFE Offering”), and until that date on which conversion, payment or other event triggering rights held by a SAFE Investor (the “SAFE Closing”), the Holder shall have the option to convert 25% or more of the then Remaining Balance under this Note into an Andromeda SAFE (the “SAFE Conversion”) with an investment amount equal to that portion of the Remaining Balance as designated by Holder up to remaining available investment amount under the Andromeda SAFE offering (the “SAFE Conversion Amount”), subject to the provisions of Section 21(a) below; provided, however, that the Company may, in its reasonable discretion, cap such right at 25% of the then Remaining Balance to limit adverse tax consequences resulting from the contemplated restructuring (the “Restructuring”) of the Company and affiliates of the Company (“Valkyrie Affiliates”) and provided that it uses reasonable efforts to provide an accommodating investment opportunity to Holder. At any time prior to the SAFE Conversion, but at least thirty (30) days prior to the SAFE Closing, upon the Holder’s written request to the Company and Andromeda, the Company will promptly cause Andromeda to deliver to Holder, and Andromeda shall cooperate in delivering to the Holder, with a sufficient amount of time for Holder review and evaluate (x) all information provided by the Company and/or Andromeda to the individual(s) or group(s) providing capital as part of a new priced round which will trigger the SAFE Conversion, and (y) such other information and documentation concerning Andromeda as Holder may reasonably request. Andromeda shall not undertake or pursue a SAFE Closing without giving a SAFE Closing Notice to Holder.

5. Early-Maturity Option. After a Qualified Financing, and if Holder does not elect to convert under Section 3 or 4 above, Holder may, prior to the Maturity Date, elect, by written notice to the Company to call the Note due and Borrower shall pay Holder the Remaining Balance under this Note due on the Sixtieth (60th) day following the date such written notice is delivered to the Company. If such early due date is not a Business Day, then such amounts shall be due on the next Business Day.

6. Further Assurance. In connection with a Conversion of any portion of this Note, in order to give effect to properly document such Conversion as provided herein, the Borrower, Issuer and Holder shall each be required to execute all reasonably applicable agreements and other documents typically executed in transactions as generally described in this Note.

7. Maturity. Unless this Note has been previously converted in accordance with the terms of Section 3(a) above or satisfied in accordance with the terms of Section 3(c) or 3(d) above, the entire outstanding Remaining Balance and all unpaid accrued Interest shall become fully due and payable on the Maturity Date.

8. Method of Payment. The Company shall make all payments due hereunder by electronic funds transfer as directed by Holder, or at such other place as Holder hereof may from time-to-time designate. If Holder has not designated and made available to the Company a valid electronic funds transfer account, Company may make all payments due hereunder in cash or by check in person or at Holder’s address located at Holder’s address set forth on the signature page hereto or any other address designated by Holder in accordance with the notice provisions herein.

9. Expenses. In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

10. Prepayment. The Company may not prepay the Note prior to the Maturity Date without the written consent of the Holder.

11. Events of Default. The occurrence of any one (1) or more of the following events shall constitute an event of default (individually, an “Event of Default” and collectively, the “Events of Default”) under the terms of this Note. Events of Default are:

(a) The Borrower fails to pay timely any of the Remaining Balance due under this Note on the date the same becomes due and payable;

(b) The Company fails to effect a Conversion in accordance with the terms of this Note following an applicable election by Holder;

(c) The occurrence of any event that has or may reasonably be expected to have a material adverse effect on the Company’s financial condition or the Company’s ability to make any payment required by this Note;

(d) The material inaccuracy of any representation or warranty of the Company under this Note or any other agreement between the Company and the Holder;

(e) The Borrower materially defaults in its performance of any covenant under the Note, other than payment obligations addressed in Section 11(a), and such default remains uncured for fifteen (15) days after written notice from the Holder;

(f) The Borrower fails to pay, becomes insolvent or unable to pay, or admits in writing an inability to pay, the Company’s debts as they become due, or the Borrower makes a general assignment for the benefit of creditors;

(g) The Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(h) An involuntary petition is filed against the Borrower (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

12. Remedies. Upon an Event of Default, the entire Remaining Balance together with any and all other amounts owing by Borrower or any Subsidiary to Holder shall: (i) become immediately due, payable, and collectible by the Holder pursuant to applicable law; and (ii) bear interest from the date of the Event of Default at a rate equal to 18% per annum or the maximum rate permissible by law, whichever is less. Notwithstanding the foregoing, The Holder may by written notice to the Company, waive any Event of Default, but no such waiver shall extend to or shall affect any subsequent Event of Default or shall impair any right consequent thereon. The Holder shall have all of the rights, powers, and remedies available under the terms of this Note and all applicable laws. Except as expressly required herein, Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time-to-time without in any way affecting the liability of Company, guarantors and endorsers. No failure or delay by the Holder to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or to exercise any right, power or remedy upon a breach thereof shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Holder from exercising any such right, power, or remedy later. By accepting payment after the due date of any amount payable under the terms of this Note, the Holder shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable hereunder or to declare an Event of Default for the failure to affect such prompt payment of any such other amount.

13. Additional Indebtedness; Subordination. The Borrower will not enter into any agreement pursuant to which this Note will be subordinated or junior to any present or future loan or other indebtedness of the Borrower without the written approval of the Holder.

14. Representations and Warranties.

(a) Representations and Warranties of the Borrower. The Borrower hereby makes the following representations and warranties to the Holder as of the Issue Date1:

(i) Organization, Good Standing and Qualification. The Borrower (x) is duly organized, validly existing and in good standing under the laws of the state of its formation, (y) has the requisite power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, (z) is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Borrower or its business.

(ii) Authorization. All corporate action on the part of the Borrower, its management, managers and its members or shareholders, as the case may be, necessary for the execution, delivery and performance of all obligations of the Borrower under this Note, including the issuance and delivery of this Note and the reservation by such Borrower reasonably anticipated to be issuable upon a Conversion (collectively, the “Conversion Securities”), has been taken or will be taken prior to the issuance of such Conversion Securities. This Note, when executed and delivered by the Borrower, shall constitute valid and binding obligations of the Borrower enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Conversion Securities, when issued in compliance with the provisions of this Note will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

[1]	Upon a conversion under Sections 3(a) or 3(c), the Holder will receive the benefits of the representations and warranties under the related purchase agreement.

(iii) Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Borrower in connection with the valid execution and delivery of this Note, the offer, sale or issuance of the Notes and the Conversion Securities issuable upon conversion of the Notes, or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at such time as required by such governmental authority.

(iv) Compliance with Other Instruments. The Borrower is not in violation or default of any term of its Governing Documents, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violations that would not individually or in the aggregate have a material adverse effect on the Borrower. The execution, delivery and performance of this Note, and the consummation of the transactions contemplated by this Note will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Borrower or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Borrower, its business or operations or any of its assets or properties. The sale and issuance of this Note and the subsequent issuance of the Conversion Securities are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(v) No “Bad Actor” Disqualification. The Borrower has exercised reasonable care to determine whether any Borrower Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act (“Disqualification Events”). To the Borrower’s knowledge, no Borrower Covered Person is subject to a Disqualification Event. The Borrower has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act. For purposes of this Note, “Borrower Covered Persons” are those persons specified in Rule 506(d)(1) under the Act; provided, however, that Borrower Covered Persons do not include (a) the Holder, or (b) any Person or entity that is deemed to be an affiliated issuer of the Borrower solely as a result of the relationship between the Borrower and the Holder.

(vi) Offering. Assuming the accuracy of the representations and warranties of the Holder contained in subsection (b) below, the offer, issue, and sale of this Note and the Conversion Securities (collectively, the “Securities”) are and will be exempt from the registration and prospectus delivery requirements of the Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(vii) Use of Proceeds. The Borrower shall use the proceeds of this Note solely for the operations of its business, and not for any personal, family or household purpose.

(b) Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as of the date hereof as follows:

(i) Purchase for Own Account. The Holder is acquiring this Note solely for the Holder’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(ii) Ability to Bear Economic Risk. The Holder acknowledges that investment in this Note involves a high degree of risk and represents that the Holder is able, without materially impairing the Holder’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Holder’s investment.

(iii) Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Note to any Person (i) not an Affiliate of the Holder, or (ii) without the consent of the Company, unless and until:

1. There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

2. The Holder shall have notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws; provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Act, except in unusual circumstances.

3. Notwithstanding the provisions of paragraphs (1) and (2) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to a partner (or retired partner) or member (or retired member) of the Holder in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Holders hereunder.

(iv) Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 under the Act.

(v) No “Bad Actor” Disqualification. The Holder represents and warrants that neither (A) the Holder nor (B) any entity that controls the Holder or is under the control of, or under common control with, the Holder, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. The Holder represents that the Holder has exercised reasonable care to determine the accuracy of the representation made by the Holder in this paragraph and agrees to notify the Company if the Holder becomes aware of any fact that makes the representation given by the Holder hereunder inaccurate.

(c) Conditions Subsequent. The items listed on Exhibit A are post-closing covenants of Borrower. Borrower shall satisfy each item no later than the date that is 60 days after the Issue Date.

15. Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Texas residents, made and to be performed entirely within the State of Texas, without giving effect to conflicts of laws principles.

16. Usury. All agreements between the Borrower and the Holder are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid Remaining Balance hereof, or otherwise, will the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of money exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision of this Note or any agreement or instrument securing this Note, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then the obligation to be fulfilled will be reduced to the limit of such validity. Furthermore, if, from any circumstances whatsoever, the Holder ever receives as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest will be applied to the reduction of the unpaid Remaining Balance due hereunder and not to the payment of interest.

17. Amendment; Waiver. Any term of this Note may be amended or waived only with the written consent of the Borrower and the Holder.

18. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent between 9 a.m. and 6:00 p.m. Austin, Texas time on a Business Day, and if not, then on the next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by ten (10) days’ advance written notice to the other party hereto. In this Note, “Business Day” means any day that is not a Saturday, Sunday, or statutory holiday in the State of Texas.

19. Assignment. Subject to Section 14(b)(iii), this Note may be transferred only upon (i) its surrender to the Borrower for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form reasonably satisfactory to the Borrower; and (ii) Holder’s full and satisfactory compliance with any applicable state rules, securities laws, and regulations. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for a like Remaining Balance shall be issued to, and registered in the name of, the transferee.

20. Counterparts; Manner of Delivery. This Note may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The Holder’s signature page may be attached to this Note by electronic signature.

21. Investor Rights and Obligations.

(a) Most Favored Nations. If, after the Issue Date and prior to repayment or Conversion of this Note, the Borrower, with Holder’s consent, not unreasonably withheld, issues any convertible promissory note or SAFE that is convertible into any Unit of Equity of the Borrower (a “Subsequent Convertible Note”) and contains any term more favorable to its holder(s) than the corresponding term of this Note, the Borrower shall notify the Holder within five (5) Business Days prior to the issuance of such Subsequent Convertible Note, and, notwithstanding Section 17, at the Holder’s written election delivered within twenty (20) Business Days after such notice this Note shall be deemed automatically amended to include such more favorable term(s) (with appropriate adjustment for economic terms or other contractual rights) (such right, the “MFN Right”).

(b) Right of First Offer. From the Issue Date until the earliest of: (i) the first consummation of a Qualified Financing of at least $10,000,000, (ii) a Sale of the Company, or (iii) the Maturity Date (the “ROFO Period”), prior to any offering, issuance or sale by either Borrower (hereinafter, each an “Offering”) of any debt or Unit of Equity (the “New Securities”) of either Borrower, to any person other than the Holder, the Borrower shall first deliver to the Holder a written notice describing the material terms of such Offering (the “Offer Notice”). The Holder shall have fifteen (15) Business Days after receipt of such Offer Notice to elect in writing (a “ROFO Election”) to purchase up to the lesser of (x) 50% of dollar amount of the New Securities being offered or (y) $10,000,000 of such New Securities (generally the “ROFO”, and such amount, the “ROFO Amount”), independent from Holder’s rights under this Note. If Holder provides Borrower with a ROFO election, such parties will work in good faith to agree on and execute reasonable definitive agreements within a reasonable period of time following such ROFO Election. If Holder does not provide Borrower with a ROFO Election, subject to Section 13 and other limitations set forth in this Note, the applicable Borrower may, during the next ninety (90) days, offer and sell such New Securities to third parties on terms no more favorable than those in the Offer Notice. Any unused or unexercised portion of the Holder’s ROFO Amount not sold, with respect to Holder during the ROFO Period for any particular Offering of New Securities, shall remain available for Holder to use in subsequent offerings of debt or equity securities during the ROFO Period Offerings of New Securities by Borrower of unless and until the Holder purchases up to Ten Million Dollars ($10,000,000) in the aggregate of New Securities, pursuant to this Section 21(b).

(c) Right of Participation. Notwithstanding any provision in this Note, from the Issue Date until the Maturity Date (the “Participation Period”), Holder shall have the right to participate, in an amount up to and including Fifty Million Dollars ($50,000,000), as a Co-investor with other Investors in any one or more Offering(s) of New Securities in the aggregate excluding any amounts invested under the ROFO right above, on the same terms as such other Investors in such Offering(s) provided, however, that Holder’s right to participate may be capped at 30% of any one Offering of New Securities.

(d) Subsequent Pro Rata Right. Following the ROFO Period, if the Holder holds Converted Equity pursuant to a conversion under Sections 3(a) or 3(c), prior to the offering or sale of any debt or equity securities to any person other than the Holder (the “Subsequent Securities”), the Borrower shall first deliver to the Holder a written notice describing the material terms of such offering (the “Subsequent Offer Notice”). The Holder shall have fifteen (15) Business Days after receipt of such Offer Notice to elect in writing (a “Subsequent Pro Rata Election”) to purchase, at the price and on the terms specified in the Subsequent Offer Notice, up to that portion of such Subsequent Securities which equals the proportion that (x) the Units of Equity then held by Borrower bears to (y) the total outstanding Units of the Equity then outstanding. If Holder provides Borrower with a Subsequent Pro Rata Election, such parties will work in good faith to agree on and execute reasonable definitive agreements within a reasonable period of time following such Subsequent Pro Rata Election. If Holder does not provide Borrower with a Subsequent Pro Rata Election, the applicable Borrower may, during the next ninety (90) days, offer and sell such Subsequent Securities to third parties on terms no more favorable than those in the Subsequent Offer Notice.

22. Additional Covenants. Other than transactions conducted in connection with the Restructuring, until all of the Borrower’s obligations under the Note are either (i) paid and performed in full, or (ii) Converted in accordance with the terms of this Note, the Borrower shall not without the prior written consent of the Holder:

(a) fundamentally change the general nature of Borrower’s current business (the “Business”);

(b) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the obligations incurred hereby, (ii) payroll obligations, and (iii) trade payables or accrued expenses incurred in the ordinary course of the Business; or

(c) issue or agree to issue any Unit of Equity (i) without complying with the provisions of Section 21 of this Note, (ii) at a valuation of less than the Valuation Cap, or (ii) otherwise on terms equal to or more favorable than the Conversion Securities.

The prohibitions described in this Section 22 shall expressly extend and apply to (A) equity issued under employee/consultant plans, (B) securities issuable upon conversion or exercise of outstanding securities, (C) bona fide commercial bank or venture debt (including related warrants), equipment financings or capital leases, or (D) strategic/M&A transactions, or (E) additional issuances under the Andromeda SAFE.

23. Definitions. Unless the context specifically requires otherwise, capitalized terms used in this Note shall have the meaning specified below:

“Additions” means any amount, up to Eight Million Dollars ($8,000,000.00) that Holder may, with the written consent of the Borrower, loan to Borrower pursuant to the terms of this Note, and if such Additions are made, such Additions shall become part of the Principal Amount.

“Affiliate” means with respect to the Holder, and any Person in which the Holder owns 10% or more of such Person’s the outstanding Units of Equity or as otherwise defined in the Texas Business Organizations Code (the “TBOC”).

“Andromeda” means Valkyrie Andromeda Corporation, a Delaware corporation.

“Borrower” means the Company and Andromeda, jointly and severally.

“Conversion” means (i) a conversion pursuant to Section 3(a) of this Note of any portion of the Remaining Balance into any Unit of Equity of Borrower, and (ii) if the context requires or reasonably suggests, a SAFE Conversion.

“Converted” means the Conversion of any portion of the Remaining Balance of this Note into Converted Equity.

“Converted Equity” means any Unit of Equity into which any portion of the Remaining Balance of this Note is Converted according to the terms of this Note.

“Early Repayment Amount” means two times the sum of (i) the then Remaining Balance on this Note, and (ii) any other amounts that may be due and owing or claimed by Holder to be due and owing to Holder by the Company or any Subsidiary, with the difference between the Remaining Balance and such Early Repayment Amount being an amount given by Borrower in exchange for Holder waiving its unexercised rights under this Note and shall not under any circumstances by any Person be construed as a loan fee or additional Interest.

“Governing Documents” means the capitalization table of the Selling Entity, as well as any and all other documents governing the ownership, management, and administration of any Selling Entity, including, without limitation, in the case of a limited liability company its Company Agreement or in the case of a corporation, its bylaws, shareholder agreements, etc.

“Initial Principal Amount” means Two Million Dollars ($2,000,000.00).

“Intellectual property rights” means all intellectual property rights, including all patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, domain names, copyrights, copyright applications, computer programs and other computer software (including, without limitation, all source and object code, algorithms, architecture, structure, display screens, layouts and development tools), inventions, designs, samples, specifications, schematics, know-how, trade secrets, proprietary processes and formulae, and development tools, promotional materials, databases, customer lists, supplier, vendor and dealer lists and marketing research, and all documentation and media constituting, describing or relating to the foregoing, including without limitation, manuals, memoranda and records.

“Material adverse effect” means any change or effect that is materially adverse to the properties, assets, liabilities, business, condition (financial or otherwise), results of operations or prospects of the Company.

“Permits” means any franchises, authorizations, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges granted by a governmental entity.

“Person” means any individual, corporation, partnership, joint venture, trust or unincorporated organization or any government or any agency or political subdivision thereof.

“Principal Amount” means the Initial Principal Amount, together with any Additions.

“Qualified Financing Securities” shall mean any Unit of Equity in the Issuer in a Qualified Financing.

“Remaining Balance” means the Principal Amount, plus all accrued, but unpaid Interest thereon, less (i) any portion of the Principal Amount paid by Borrower on this Note in accordance with the terms hereof, or (ii) any portion of the Principal Amount Converted into Converted Equity.

“Sale of the Company” shall mean (A) any consolidation or merger of either Borrower with or into any other corporation or other entity or Person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the principal owner of the Company immediately prior to such consolidation, merger or reorganization, continues to hold a controlling share of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which Borrower is a party in which in excess of 50% of the Company’s voting power is transferred.

“Subsidiary” means (i) any Person of which the Company owns or has a right to own 50% or more of the equity interest of such Person, as well a (ii) any Subsidiary of a Subsidiary.

“Taxes” means any federal, state, local, foreign or other taxes, including without limitation income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, withholding taxes, stamp taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income.

“Unit of Equity” means any form of equity (common, preferred or otherwise) or ownership stake (whether in the form of stock in the case of a corporation, units in the case of a limited liability company, or any other form of equity).

“Valuation of the Issuer at Sale” means the lesser of (i) the equity value of the Issuer immediately prior to (as the case may be) (x) Conversion, or (y) a Sale of the Company, (ii) the lowest valuation cap applied to any outstanding Units of Equity (or the rights thereto held by any Person) of such Issuer, or (iii) $65 million (the “Valuation Cap”).

Signature Pages Follow

COMPANY:

Valkyrie Sciences Holdings LLC,
a Delaware limited liability company

By:	/s/ Jason Paull
Name:	Mr. Jason Paull
Title:	Chief Strategy Officer

Notice Addresses:

Email:	[***]

Address:

Valkyrie Sciences Holdings LLC,
Mr. Jason Paull
Chief Strategy Officer
515 Congress Ave., Suite 1425
Austin, TX 78701

HOLDER:

XTI Aerospace, Inc.,
a Nevada corporation

By:	/s/ Scott Pomeroy
Name:	Mr. Scott Pomeroy
Title:	Chief Executive Officer

Notice Addresses:

Email: [***]

Address:

Mrs. Brooke Turk
Chief Financial Officer
XTI Aerospace, Inc.
8123 InterPort Blvd., Suite C
Englewood, CO 80112

Acknowledgment and Agreement: The undersigned, Valkyrie Andromeda Corporation, a Delaware corporation and an affiliate of the Borrower, hereby acknowledges and agrees to the provisions of Section 4 of the foregoing Convertible Promissory Note, confirms that it has received adequate consideration in connection with this Note, and acknowledges that it will derive material benefits from the transactions contemplated herein.

COMPANY:

Valkyrie Andromeda Corporation,
a Delaware corporation

By:	/s/ Jason Paull
Name:	Jason Paull
Title:	Chief Strategy Officer

Notice Addresses:

Email: [***]

Address:

Valkyrie Andromeda Corporation
Mr. Jason Paull
Chief Strategy Officer
515 Congress Ave., Suite 1425
Austin, TX 78701

Exhibit A

Post-Closing Covenant. Within 60 days after the Issue Date, Borrower shall deliver to Holder an officer certificate restating the representations in Sections A(a) through A(f) below as of the delivery date, together with any referenced schedules or copies. Failure to timely deliver any such item is a breach of covenant and an Event of Default under Section 11, subject to the 15-day cure in Section 11.

A. Conditions Subsequent of the Borrower.

(a) Financial Statements. The financial statements of the Borrower furnished to the Investors fairly present the financial condition of the Borrower on the dates of such statements and the results of their operations and cash flows for the periods covered thereby. Nothing has come to the attention of the Borrower since such respective dates which would indicate that such financial statements were not true and correct in all material respects as of the date thereof.

(b) Absence of Undisclosed Liabilities. The Borrower does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, except liabilities or obligations (i) stated or adequately reserved against in the Borrower’s financial statements or (ii) incurred in the ordinary course of business of the Borrower or (iii) which are not reasonably likely to have a material adverse effect on the Borrower.

(c) Tax Matters. The Borrower has timely and properly filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and has paid or caused to be paid all taxes, required to be paid by it through the date hereof whether disputed or not, except taxes which have not yet accrued or otherwise become due.

(d) Intellectual property rights; Employee Restrictions.

1. The Borrower has exclusive ownership of, free and clear of claims or rights or any other person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or possesses exclusive licenses or other rights to use, all intellectual property rights necessary for the conduct of its business as presently conducted or proposed to be conducted (other than with respect to “off-the-shelf” software which is generally commercially available). All intellectual property rights that are used or incorporated into the Borrower’s products or products actively under development and which are proprietary to the Borrower were developed by or for the Borrower by the current or former employees, consultants or independent contractors of the Borrower or its predecessors in interest or purchased by the Borrower or its predecessors in interest and are owned exclusively by the Borrower, free and clear of claims and rights of any other person.

2. The business of the Borrower as presently conducted or proposed to be conducted and the production, marketing, licensing, use and servicing of any products or services of the Borrower do not and will not infringe or conflict with any patent, trademark, copyright, trade secret rights of any third parties or any other intellectual property rights of any third parties. The Borrower has not received written notice from any third party asserting that any intellectual property rights owned or licensed by the Borrower, or which the Borrower otherwise has the right to use, is invalid or unenforceable by the Borrower and to the Borrower’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened).

3. No claim is pending or, to the knowledge of the Borrower, threatened against the Borrower nor has the Borrower received any written notice or other written claim from any person asserting that any of the Borrower’s present or contemplated activities infringe or may infringe in any material respect any intellectual property rights of such person and the Borrower is not aware of any infringement by any other person of any material rights of the Borrower under any intellectual property rights.

4. All licenses or other agreements under which the Borrower is granted intellectual property rights (excluding licenses to use “off-the-shelf” software utilized in the Borrower’s internal operations and which is generally commercially available) are in full force and effect, to the knowledge of the Borrower, there is no material default by any party thereto, and all of the rights of the Borrower thereunder are freely assignable. The Borrower has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the intellectual property rights purported to be conferred thereby.

5. All licenses or other agreements under which the Borrower has granted intellectual property rights to others (including all end-user agreements), if any, are in full force and effect and, to the knowledge of the Borrower, there is no material default by any party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been made available to the Investors.

6. The Borrower has taken all reasonable and appropriate steps to keep confidential all material technical information developed by or belonging to the Borrower which has not been patented or copyrighted. To the knowledge of the Borrower, the Borrower is not making unlawful use of any intellectual property rights of any other person, including, without limitation, any former employer of any past or present employees of the Borrower. To the knowledge of the Borrower, neither the Borrower nor any of its employees or consultants has any agreements or arrangements with former employers of such employees or consultants relating to any intellectual property rights of such employers, which materially interfere or conflict with the performance of such employee’s or consultant’s duties for the Borrower or result in any former employers of such employees and consultants having any rights in, or claims on, the Borrower’s intellectual property rights. To the knowledge of the Borrower, the activities of the Borrower’s employees and consultants do not violate any agreements or arrangements which any such employees have with former employers. The Borrower has taken reasonable steps in accordance with sound business practices to establish and preserve its ownership of all of the intellectual property rights, and each current or former employee, independent contractor or consultant of the Borrower who had responsibility for or who has had access to any of the Borrower’s proprietary information has executed agreements regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Borrower. The Borrower has not received written notice that any employee, consultant or independent contractor is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions Without limitation of any of the foregoing: (i) the Borrower has taken reasonable security measures in accordance with sound business practices to guard against unauthorized disclosure or use of any of its intellectual property rights; and (ii) the Borrower has no reason to believe that any person (including, without limitation, any former employee, independent contractor or consultant of the Borrower) has unauthorized possession of any of its intellectual property rights, or any part thereof, or that any person has obtained unauthorized access to any of its intellectual property rights.

(e) Litigation. There is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or affecting the properties or assets of the Borrower, or, as to matters related to the Borrower, against any officer, director or stockholder or key employee of the Borrower; except in each case for litigation, proceedings, investigations or claims which individually or in the aggregate would not reasonably be expected to have a material adverse effect.

(f) Permits; Compliance with Laws. The Borrower has all permits necessary to permit it to own its property and to conduct its business as it is presently conducted and all such permits are valid and in full force and effect, except where the failure to obtain such a permit or its invalidity, in whole or in part, would not have a material adverse effect. No permit is subject to termination as a result of the execution of this Agreement or consummation of the transactions contemplated hereby. The Borrower is in compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority, which apply to the conduct of its business, except where the failure to so comply would not have a material adverse effect. The Borrower has never entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of the Borrower or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of the Borrower.

(g) Investment Banking; Brokerage. There are no claims for investment banking fees, brokerage commissions, finder’s fees or similar compensation relating to or in connection with the Note or the transactions contemplated by this Agreement except as set forth within the October 9, 2025 Agreement between ThinkEquity LLC and the parties.

Exhibit B

Andromeda SAFE

* This exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of the exhibits to the U.S. Securities and Exchange Commission upon request.